Exhibit 99.1

NEWS RELEASE

Giga-tronics Names Lutz P. Henckels Chief Operating Officer

Dublin, CA – July 23, 2020 – Giga-tronics Incorporated (OTCQB: GIGA) (the “Company”) today announced that its Board Of Directors has appointed Lutz P. Henckels Chief Operating Officer. With this new appointment, Dr. Henckels now serves as the Company’s Executive Vice President, Chief Financial Officer and Chief Operating Officer.

Dr. Henckels has more than 40 years’ experience in corporate leadership roles, and has previously served as Chief Executive Officer of public and private technology companies, including HiQ Solar, SyntheSys Research (acquired by Tektronix/Danaher), LeCroy Corporation and HHB Systems. He was the founder of HBB Systems, an electronic design automation company, and took that company public with its listing on Nasdaq. As CEO of LeCroy, he focused the company on its oscilloscope business, drove a successful turnaround and guided that company though its public listing on Nasdaq. Dr. Henckels holds a Bachelor of Science and Master of Science in Electrical Engineering and PhD in Computer Science from the Massachusetts Institute of Technology and he is also a graduate of the OMP program of Harvard Business School. During his career he has served as a director for several publicly traded companies, including Ikos, Inframetrics and LeCroy.

William J. Thompson, Chairman of Giga-tronics Board of Directors, commented, “As CFO, Lutz has been instrumental in improving the financial strength of the business and its return to profitability. Additionally, he provides  valuable day to day operational leadership and this appointment is a reflection of his contribution to the progress of the company.  We look forward to Lutz’s continued leadership to help drive the growth of Giga-tronics.”

About Giga-tronics Incorporated

Giga-tronics is a publicly held company, traded on the OTCQB Capital Market under the symbol "GIGA". Giga-tronics produces RADAR filters and Microwave Integrated Components for use in military defense applications as well as sophisticated RADAR and Electronic Warfare (RADAR/EW) test products primarily used in electronic warfare test & emulation applications.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release, other than statements of historical facts, are forward-looking statements. Generally, forward- looking statements and information can be identified by the use of forward-looking terminology such as “expects” or “anticipates”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should", or “would” occur. Forward-looking statements include, among others, those concerning future product developments, future prospects, future operating results (including, for example, future revenue, growth, margin and profitability), growth in market share and the forgiveness of the Company’s PPP loan.  Forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include the Company’s ability to successfully manufacture its RADAR/EW test products, to identify customer needs and to design and implement new features; the timely receipt of components from third-party suppliers, the receipt or timing of future orders for products or services, cancellations or deferrals of existing or future orders; the adequacy of the Company’s capital resources; the Company’s ability to manage costs; the results of pending or threatened litigation; the Company’s ability to successfully implement its business plan; the Company’s need to modify its business plan as a result of these or other risks; the volatility in the market price of the Company’s common stock; the circumstances relating to the COVID-19 pandemic and governmental responses; the Company’s use of proceeds from the PPP loan; and the ability and legality of the Company to retain the loan proceeds and qualify for forgiveness of the loan in view of evolving regulatory requirements and guidance and public opinion.  You should not place undue reliance on any forward-looking statements, which are made as of the date of this press release. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements. For further discussion, see the Company’s most recent annual report on Form 10-K for the fiscal year ended March 30, 2019 Part I, under the heading "Risk Factors" and Part II, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and those in other public files the Company may make with the SEC.

Agency Contact:

John Nesbett/Jennifer Belodeau

IMS Investor Relations

203.972.9200

jnesbett@institutionalms.com

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